Exhibit 99.1
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FOR IMMEDIATE RELEASE

FROM:     WILLIAM J. McCARTHY
          President and Chief Executive Officer

THE BOARD OF DIRECTORS OF ABS INDUSTRIES, INC. DETERMINES TO
SELL THE COMPANY
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          Willoughby, Ohio, January 22, 1996 - ABS Industries, Inc.
(NASDAQ: ABSI) announced today that its Board of Directors has determined to seek a buyer for the Company and has authorized the hiring of an investment banking firm to advise the Company in connection with its pursuit of a sale of ABS. The Board of Directors of the Company expects to select the investment banking firm within a week. William J. McCarthy, President and Chief Executive Officer of ABS, stated that "because of the severe liquidity problems faced by the Company, the Board of Directors has determined that a sale of ABS is the best alternative to secure the long term viability of ABS and to maximize value for its creditors and shareholders."

          Mr. McCarthy also stated that "ABS is endeavoring to work out a short term financing arrangement with its senior lenders and major customers in order to give the Company sufficient time to pursue such sale." Mr. McCarthy further stated that "the Company is currently operating day-to-day with advances from its senior lenders."

          ABS, through its wholly-owned subsidiaries, Colfor, Inc. and Colmach, Inc., operates exclusively in the cold and warm forging industry and the machining of forged components.

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